Exhibit 10.5

SERVICE LEVEL AGREEMENT

Go.ExchangeVS

Body

This agreement (“Agreement”) is made on the 12th day, December 2017_ between:

A.	2GOTRADE LIMITED, hereinafter referred to as “2GO”, whose registered address is Unit 313-315, 8 Science Park West Avenue, Shatin, NT, HONG KONG, and

B.	ZHONG YANG SECURITIES LIMITED, hereinafter referred to as “CLIENT” whose registered address is Unit 07, 8/F, Capital Centre, 151 Gloucester Road, Wanchai, Hong Kong

(Hereinafter collectively referred to as the “Parties” and individually as a “Party”).

WHEREAS

1.	2GO has developed a Real-Time-Brokerage-System “Go.Exchange”, an Application Service Platform called “Go.ExchangeVS”;

2.	The Stock Exchange of Hong Kong Limited (“HKEx”) has instituted a new generation of products and trading systems initiatives (collectively known as the “ORION”) including, but not limited to, ORION Open Gateway (“OCG”), Genium/Inet Central Gateway (“CG”) and ORION Market Data (“OMD”) to be launched beginning 2H 2013;2GO is a licensee of HKEx MDS and PRS+ Market Data Feed Services as at this date of this Agreement; It is 2GO intention to obtain HKEx ORION Market Data Platform (“OMD”) certification and licenses in a timely manner and consistent with HKEx’s schedule;

3.	2GO shall use its best effort to migrate existing Go.ExchangeVS services and/or setup new services to meet HKEx ORION platform requirement including OMD-C/OCG for equities, OMD-D/CG for derivatives trading in a timely manner and consistent with HKEx’s schedule;

4.	2GO has offered to grant CLIENT a non-transferable and non-exclusive license and CLIENT has accepted to use Go.Exchange and Go.ExchangeVS subject to the terms and conditions set forth below;

5.	CLIENT is intended to use and in particular agreed to subscribe Go.ExchangeVS services as stipulated in Schedule B and as amended from time to time under license pursuant to the terms and conditions contemplated under this Agreement.

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SERVICE LEVEL AGREEMENT [SLA] | Go.Exchange VS | Body | Zhong Yang Securities Limited

IT IS HEREBY AGREED as follows

1.	GENERAL

1.1.	This Agreement is intended to cover any and all (existing and new, Direct and Indirect) services provided by 2GO to CLIENT. In the event that any terms set forth herein apply specifically to a service not subscribed by CLIENT, such terms shall not apply to CLIENT. The CLIENT subscribed services, and their charges, service levels and payment terms are stipulated in Schedule A(s) and B(s);

1.2.	This Agreement may be executed in two or more counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument;

1.3.	This Agreement comprises the entire agreement between the Parties with respect to the subject matter hereof. It shall supersede all previous proposals, both oral and written, negotiations, representations, commitments, agreements, and all other communications in whatever form between the Parties;

1.4.	Any variation, amendment, modification, or supplement to this Agreement shall be in writing executed by the Parties;

1.5.	2GO and CLIENT shall not assign this Agreement or otherwise transfer its rights and obligations hereunder without the prior written consent of the other parties. However, any CLIENT assignment of this Agreement to its affiliates shall not be unreasonably withheld;

1.6.	Nothing in this Agreement will prevent 2GO from providing or developing other similar Services, software, equipment, or materials;

1.7.	Nothing in this Agreement shall constitute a partnership or joint venture between the Parties nor constitute one Party the agent of the other Party;

1.8.	Unless otherwise specified, no delay or failure of any Party in exercising or enforcing any right under this Agreement shall constitute or be deemed to be a waiver of that right nor operate to bar the later exercise or enforcement of it at any time;

1.9.	Clauses 9, 10, 11 and 13 shall survive the expiration or termination of this Agreement;

1.10.	2GO shall continue upgrade and to add new products and services to Go.Exchange and Go.ExchangeVS from time to time. Both parties agree to amend this Agreement accordingly in writing from time to time as new services become available and subscribed by CLIENT.

2.	DEFINITIONS

In this Agreement, unless the contrary intention appears

2.1.	“Advance Payment” means a prepayment of Service Charges payable by CLIENT to 2GO, which shall be applied to the Service Charges due from CLIENT after commencement of the Service;

2.2.	“Affiliate” means a subsidiary (as defined in the Companies Ordinance) of CLIENT or a holding company (as defined in the Companies Ordinance) of CLIENT or a subsidiary of a holding company of CLIENT;

2.3.	“Agreement” means this Agreement for the licensing and use of Go.Exchange and Go.ExchangeVS and its related Services;

2.4.	“CCPI” means Composite Consumer Price Index published by the government of Hong Kong Special Administrative Region (HKSAR);

2.5.	“Confidential Information” means the confidential information of a Party (which term when used in this definition includes, in the case of CLIENT, the Affiliates and CUSTOMER and its or their customers) which relates to the existence, the contents and the subject matter of this Agreement and includes but not limited to all information and data of a confidential or personal nature, in whatever form or medium, in which the Party has a proprietary or ownership interest including without limitation, information and data relating to accounts, strategies, products, services, software, methods, systems, plans, pricing, suppliers, competitors’ bases, costs, sales, designs, processes, business planning and operations, and administrative, financial, production, or marketing activities;

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2.6.	“CUSTOMER Equipment” means computer equipment set forth in Schedule O, if any, and owned by the CUSTOMER but collocated in Go.ExchangeVS including, but not limited to the electronic gateways (i.e. AMS/3.8 OG, ATS N/G) provided by HKEx;

2.7.	“CUSTOMER” means CLIENT or any Affiliate or INTRODUCING BROKER or any customer of the abovementioned who subscribes for or uses the services provided by 2GO through CLIENT;

2.8.	“day(s)” means calendar day or day(s);

2.9.	“Go.Exchange” means the proprietary Real-Time-Brokerage-Systems (RTBS) & technology developed by 2GO, including, but not limited to software applications, hardware & network designs, algorithms, software in source and object forms, user interfaces designs, architecture, business processes, class libraries, objects & documentation in printed and electronic form, knowhow, trade secrets and any related intellectual property rights owned by 2GO or licensed to 2GO from a third party, and also including any derivatives, improvements, enhancements or extensions of any of the foregoing conceived, reduced to practice, or developed during the term of this Agreement by 2GO;

2.10.	“Go.ExchangeVS” means the Application Service Platform developed and provisioned by 2GO using Go.Exchange. Go.ExchangeVS services including, but are not limited to all material, manuals, business processes, software applications hosted by 2GO and/or CLIENT, IDC facilities, servers, networks, security devices, application service management and professional services;

2.11.	“Hong Kong” means the Hong Kong Special Administrative Region (HKSAR) of the People’s Republic of China;

2.12.	“Initial Period” means the period of TWENTY-FOUR (24) months commencing from Service Commencement Date stipulated herein;

2.13.	“Internet Data Center (IDC)” means the 2GO designated Internet Data Center(s) in which all Go.ExchangeVS equipment and the CUSTOMER Equipment, if any, are hosted;

2.14.	“Intellectual Property Rights” means copyright, trademark, design, patent and other intellectual property rights associated with Go.Exchange and Go.ExchangeVS, including, but not limited to, architecture, business process, workflow, logic, software applications, operation and security policies and system design owned by 2GO;

2.15.	“INTRODUCING BROKER” means any broker firm other than CLIENT which is an authorized user of Go.ExchangeVS under this agreement and approved by 2GO from time to time, and used as CLIENT’s gateway equipment to execute trade orders, and such approval shall not be unreasonably withheld by 2GO;

2.16.	“Monthly Minimum Charges (MMC)” means the fix monthly minimum charges set forth in Schedule B(s) payable to 2GO excluding all 3rd party charges under the terms of this Agreement;

2.17.	“Service Charge(s)” means any Advance Payment and any upfront, recurring fix, recurring variable charges and other ad-hoc charges and fees due from CLIENT which accrue from the relevant Service Commencement Date(s) and may become payable to 2GO from time to time and set forth in Schedule B(s) as due from CLIENT including, but not limited to (i) licence charges for the right to use Go.Exchange in whole or in parts; (ii) professional charges for services rendered including, but not limited to trading gateway certification, application set-up, pilot, change management, data conversion, system migration, parallel run, UAT, training, customer premises equipment installation and setup; (iii) third party charges for telecom, hardware, software, data center, facility hosting services, Hong Kong Exchanges and Clearing Limited (HKEx) charges and HKEx Information Services Limited (HKEx-IS) MDF charges; ; and (v) any charges as may be agreed between 2GO and the CLIENT in writing in connection with services provided by 2GO;

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2.18.	“Service(s)” means the Go.ExchangeVS service(s) provided by 2GO as described in Schedule A of this Agreement and any other services provided by or on behalf of 2GO to the CUSTOMER under this Agreement and under the following classifications:

2.18.1.	“Direct Service(s)” means the application service(s) developed, supported, controlled and provisioned by 2GO and hosted exclusively inside and behind 2GO IDC network edge devices including, and limited to, CLIENT subscribed Direct Services specified in Schedule B and its sub-schedules, if any;

2.18.2.	“Indirect Service(s)” means the service(s), other than the Direct Services, provisioned by 2GO inside or outside of 2GO IDC and not under the complete control of 2GO including, but not limited to Go.ExchangeVS application services hosted in CLIENT facilities, HKEx AMS/3.8 OG hosting, hosting services of CLIENT equipment and applications, private and public telecom networks, Internet connectivity, intrusion detection and prevention service, antivirus service, IDC facilities (hosting, UPS, utilities, HVAC, Internet backbone connectivity), and any 3rd party content service integrated or provisioned along with 2GO Direct Service, in each case to the extent that it is not under the direct control of 2GO or its subcontractors;

2.18.3.	“Professional Service(s)” means pre and post production service 2GO provided to CLIENT before, during and after service launches;

2.19.	“Service Commencement Date” means, in relation to a CUSTOMER, the date on which a service is delivered to the CUSTOMER, and 2GO begins its billing cycle due from CLIENT according to the terms and conditions of this Agreement or subsequently agreed in writing between the parties. Unless otherwise specified in this Agreement, the Service Commencement date shall be no more than 2 months after the date UAT is approved and signed by CLIENT;

2.20.	“SLA” means the Service Level Agreement or this Agreement;

2.21.	“Trading hours” means then prevailing HKEx trading hours;

2.22.	“2GO Materials” means Go.Exchange and any other data, information, equipment and materials provided by 2GO in connection with this Agreement;

2.23.	“User Acceptance Test (UAT)” means a set of tests, milestones and criteria mutually agreed between both Parties for the purpose of qualifying the fitness, performance and readiness for production of an intended Service (or any enhancements, upgrades, amendments and changes thereto);

2.24.	“Working Day(s)” means a day or day(s) on which banks in Hong Kong are open for business;

2.25.	“HKEx” means The Hong Kong Exchanges and Clearing Limited;

2.26.	“SFC” means The Securities and Futures Commission of Hong Kong;

2.27.	“AMS/3.8” means the 3rd Generation Trading Systems of HKEx for equities;

2.28.	“OG” means the Open Gateway provided by HKEx for licensed brokers and owned by CLIENT;

2.29.	“BSS” means the Broker Supplied System which utilized a HKEx provided OG for direct access to HKEx AMS/3.8 system;

2.30.	“MWS” means the Multi-Workstation System and trading workstations software provided by HKEx for licensed brokers;

2.31.	“ORS” means the Order Routing System of HKEx;

2.32.	“PNS” means the Proprietary Network System of HKEx through which authorized PNS service provider can aggregate and route trades via ORS to any ORS-approved MWS and BSS;

2.33.	“ATS” means the Automatic Trading System of HKEx for futures and options;

2.34.	“N/G” means the Network Gateway software provided by HKEx for futures and options trading;

2.35.	“OAPI” means the protocol used by HKEx for futures and options trading;

2.36.	“MDF” also known as MDS means the real time market data feed of HKEx equities prior to ORION;

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2.37.	“FIX” means Financial Information eXchange, an open standard protocol;

2.38.	“HKIX” means the internet backbone of Hong Kong;

2.39.	“STP” means straight-through-processing of trade transaction;

2.40.	“IT” means Information Technology;

2.41.	“BCP” means business continuity planning of Go.ExchangeVS;

2.42.	“Stabilization Period” means a 30 days period following 2GO systems launched or scheduled upgrade(s). Service performance breach by 2GO during this Stabilization Period, if any, shall be deemed as remedial which 2Go shall rectify and shall not be used by CLIENT as evidence of 2GO non-remedial breach during the term of the Agreement;

2.43.	“CCC” means 2GO Command and Control Center whereupon all Services are actively monitored and managed by 2Go;

2.44.	“CPE” means CUSTOMER Premises Equipment owned, controlled and operated by CLIENT or its CUSTOMER outside of 2GO facilities including but not limited to infrastructure, network, hardware, and their underlying operating systems, antivirus software, software utilities and the like;

2.45.	“CPSS” means CUSTOMER Premises Software Subscription, an Indirect Service provided by 2GO for CLIENT who wishes to host 2GO software within its own facilities;

2.46.	“EP” means HKEx market participant with trading and access rights;

2.47.	“ORION” means HKEx transformative program comprising of new platforms and facilities including connectivity networks, a state-of-the-art data centre, and systems providing order matching, market data dissemination and market access services;

2.48.	“OMD” means HKEx ORION Market Data platform including, but not limited to “C” for Equities, and “D” for Derivatives”;

2.49.	“OCG” means HKEx ORION Central Gateway for Equities trading to replaced AMS/3.8 OG based systems;

2.50.	“CG” means HKEx Genium/Inet Central Gateway for Derivatives trading to replace NG based systems.

2.51.	“SDNET2” means the Wide-Area-Network (WAN) connecting the market system to HKEx systems;

2.52.	“HSN” means the lowest latency network and interface between HKEx and external trading systems available for the exclusive use of HKEx TKO IDC colocation tenants.

2.53.	“ESN” means the ECO Systems Network of HKEx TKO IDC for the exclusive use of its colocation tenants and ECO partners.

2.54.	“Man Hour Charges” means the chargeable man hour rates for services rendered by 2GO sets forth under Schedule B(s) pursuant to the SLA or this Agreement.

3.	DELIVERY OF SERVICES

3.1.	CLIENT agrees to subscribe and pay for, and 2GO agrees to provide, the Service(s) to each CUSTOMER (directly or through CLIENT or the Affiliates, as directed by CLIENT on a case by case basis from time to time) during the term of this Agreement set forth in Clause 4.

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4.	TERM

4.1.	This Agreement is in effect and in full force for the Initial Period based on the price schedules set forth in Schedule B(s), and thereafter automatically renewed for successive term of Twelve (12) months (each “Renewal Term”). Either Party may, by at least ninety (90) days before the expiry of the Initial Period or the then current Renewal Term (as the case may be), notify the other Party in writing its desire not to renew this Agreement. If such a notice is issued, this Agreement shall expire at the end of the Initial Period or such Renewal Term (as the case may be). Failure to notify the other Party in writing in a timely manner in accordance with the foregoing shall be deemed as an automatic renewal of this Agreement for an additional Renewal Term set forth herein.

5.	CHARGES

5.1.	Service Charge(s). CLIENT shall pay to 2GO the Service Charges set forth in Schedule B(s) , and all other additional or ad-hoc charges, Man Hour Charges and fees the incurring and amounts of which have been mutually agreed in writing between both Parties, which may become payable to 2GO from time to time. For the purpose of this Agreement, Man Hour Charges comprise of the following components and shall be levied by applying the following rate tables by 2GO: 5.1.1 Rates per Man Hour and per Man Day

i)	Man Hour rates by position

Project Director	$2,000.00
Project Manager	$1,200.00
System Analyst	$800.00
Analyst Programmer	$500.00

ii)	Man Day rate

Man Day rate comprises of:

Project Director	0.5 hour
Project Manager	1.0 hour
System Analyst	2.5 hours
Analyst Programmer	4.0 hours
Total:	8.0 hours @ $6,000.00 per Man Day

5.2.	Relocation Charges. If the CUSTOMER relocates or moves its facilities and/or premises at which Go.ExchangeVS is provided herein, CLIENT shall reimburse 2GO for any expenses, charges and fees which 2GO reasonably incurs as a result of such relocation or movement provided that CLIENT’s prior written consent of same has been obtained;

5.3.	Late Payments. All charges shall be due and payable within (30) days upon the date of receipt by CLIENT of a valid invoice from 2GO or the relevant invoice date specified in Schedule B(s), whichever is later. 2GO shall be entitled to charge CLIENT interest in respect of late payment of any undisputed sums due under this Agreement at the rate of 2% per month after the sums overdue still remains unpaid seven calendar (7) days after receipt of a written notice from 2GO notifying CLIENT that such sums are overdue;

5.4.	Taxes. The Service Charges are exclusive of any duties or taxes (including goods and services tax) levied by the government of Hong Kong which may be payable by CLIENT (other than, for the avoidance of doubt, any taxes on 2GO’s income or profit) and which shall be borne by CLIENT;

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5.5.	Charge Revisions

5.5.1.	New Services and 3rd Party Costs. For the avoidance of doubt, 2GO has the right to amend fees and charges including without limitation the right to introduce additional fees or charges to cover any type of NEW services (not specified in Schedule A(s) and B(s)) CLIENT may subscribe from time to time (which shall not take away or adversely affect any of the then existing Services); the right to pass on any increase of 3rd party costs specified in Schedule B(s) onto CLIENT from time to time (subject to provision of evidence of such increase reasonably acceptable to CLIENT). Unless otherwise agreed in writing by CLIENT and 2GO, 2GO shall notify CLIENT of all proposed changes under this Clause in writing at least three (3) months before the effective date of the changes (which effective date, except in the case of NEW services or 3rd party costs, shall be after the end of the then current term set forth in Clause 4);

5.5.2.	End of Term Adjustment. Either Party may, by at least one hundred twenty (120) days before the expiry of the Initial Period or the then current Renewal Term (as the case may be), notify the other Party in writing its desire to renew this Agreement shall there be any proposed adjustment in Services Charges. In the event no agreement has been reached between both Parties ninety (90) days before the aforementioned expiry, the Party requesting such changes shall notify the other Party in writing ninety (90) days before the expiry its intention to a) renew the Agreement without any changes, or b) terminate the Agreement as of the expiry date. Failure to notify the Party requesting such changes in writing in a timely manner in accordance with the foregoing shall be deemed as an automatic renewal of this Agreement for an additional Renewal Term in accordance with the same terms pursuant to the Agreement;

5.5.3.	Inflation Adjustment. All fees and charges shall be subject to annual inflation adjustment based on the Composite Consumer Price Index (CCPI) published by the government of Hong Kong Special Administrative Region (HKSAR) for the then available last twelve months period. 2GO shall notify CLIENT in writing thirty (30) days before the adjustment is made payable but in no event be sooner than (30) days before each anniversary of the Service Commencement Date. 2GO shall provide revised Schedule B(s) based on the then available CCPI indexes for the previous twelve (12) months. In the event any such adjustment by 2GO is delayed or deferred, 2GO shall have the right to claim and make such adjustment retroactively and at a later time. The following is an example on MMC with CCPI adjustment:

All Service Charge(s) for the next twelve (12) months =

All Service Charge(s) for the previous twelve (12) months x (1 + Year-on-year CCPI % change of the previous twelve (12) months)

5.6.	Disputed Charges. In the event that CLIENT disputes any parts thereof of a 2GO’s invoice, CLIENT shall pay the undisputed parts of the invoice and submit a written claim for the disputed amount. If it is subsequently agreed by the Parties that the whole or any parts of the disputed amount is payable by CLIENT, CLIENT shall pay such agreed amount to 2GO. 2GO shall have to right to impose a penalty interest set forth in Clause 5.3 hereof on any disputed amount payable by CLIENT and not a result of 2GO breach.

6.	PERFORMANCE OF Go.ExchangeVS

6.1.	General. 2GO warrants that all Direct Services stipulated in this Agreement shall be delivered continuously with minimal interruption and consistent with the service levels set forth in Schedule A1, excluding any outages and interruption of Service to the extent resulting from (i) negligence or other misconduct of CLIENT, the CUSTOMER or its agents which renders the service inoperable; (ii) failure or malfunction of any or all CUSTOMER Equipment collocated in 2GO IDC, CUSTOMER premises equipment, PCs, LAN, WAN, applications or services located at CLIENT’s or CUSTOMER’s premises which is external to and not controlled by 2GO; (iii) failure or malfunction of HKEx systems including but not limited to TKO IDC, OCG, CG, OMD, HSN, AMS/3.8 OG and OAPI, Market Data Feed, CCASS and DCASS files transfer mechanism, which is not caused by 2GO’s breach or negligence; (iv) failure or malfunction of 3rd parties trade and settlement network, counter parties gateways and trading systems which is external to and not controlled by 2GO;

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6.2.	Enhancements and Upgrades.

6.2.1.	2GO shall develop enhancements, amendments and make timely changes to Go.ExchangeVS (in the context of HKEx ORION, AMS/3.8 and OAPI based trading systems) to comply with the changes dictated by Hong Kong Exchanges and Clearing Limited and its subsidiaries and regulatory changes as stipulated by regulatory bodies of the Government of the Hong Kong Special Administrative Region;

6.2.2.	2GO shall have the right to change, modify, upgrade and enhance any or all parts of Go.ExchangeVS from time to time without prior consent of CLIENT and CUSTOMER, provided that such changes, modifications, upgrades and enhancements do not have an adverse effect on the usability, performance or functionality of the service as it applies to the CUSTOMER and its customers;

6.3.	Data Protection. 2GO agrees to use the standard of market practice applicable from time to time, including the use of encryption devices and software, to protect the data of the CUSTOMER to maintain confidentiality in accordance with Section 13;

6.4.	Data Backup. Unless otherwise specified in this Agreement, 2GO shall have the right to make copies of the data from the CUSTOMER and store them in a secondary location in Hong Kong as part of the standard BCP practice of Go.ExchangeVS. 2GO shall keep such copies and the data secure and strictly confidential at all times in accordance with Section 13;

6.5.	Data Storage and Removal. Unless otherwise specified in this Agreement, 2GO shall remove from its computers and storage devices all data and information supplied by the CUSTOMER (or derived from data or information supplied by any of them) when this Agreement is terminated and after these data and information has been successfully transferred back to the CUSTOMER in accordance with Section 11.

7.	SERVICE LEVEL WARRANTY

7.1.	Disclaimer. Save as otherwise specified in the Agreement, and except for the warranties and obligations set forth in this Agreement, the Services are provided on an “AS IS” basis, and the CUSTOMER’s use of the Services is at its own risk. 2GO does not make, and hereby disclaims, any and all other express and/or implied warranties, including, but not limited to, warranties of merchantability, fitness for a particular purpose, warranties arising from a course of dealing, usage, or trade practice and warranties that the Services will be uninterrupted, error-free, or completely secure;

7.2.	Applicable Services. The service level warranty explicitly set forth in Schedule A1 shall apply to 2GO Go.ExchangeVS Direct Services exclusively, and shall not be applicable to any 2GO Indirect Service or any other 3rd party services or any fault caused by any breach of CLIENT or the CUSTOMER or any contingency operations resulted from failures other than Direct Services failures.

8.	RESPONSIBILITIES

8.1.	In compliance with Go.ExchangeVS security policy over CUSTOMER premises equipment, the CUSTOMER may not, except in the case of emergency, make any material change to their network connection, router, firewall, LAN or computer equipment configuration within the CUSTOMER premises (including any material changes in hardware or software) which are directly (physically and/or logically) connected to Go.ExchangeVS without prior written consent from 2GO, which consent shall not be unreasonably withheld or delayed;

8.2.	Upon the expiry and/or termination of this Agreement

8.2.1.	CLIENT and the CUSTOMER shall return all equipment, materials, software (other than any correspondence, user or administrator documentation, invoices, receipts and service or problem reports) in its possession, owned by 2GO, and documented by 2GO with a delivery note stating such condition of use to 2GO within thirty (30) days after such expiry or termination (as the case may be);

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8.2.2.	2GO shall return all equipment, materials, software (other than any correspondence, user or administrator documentation, invoices, receipts and service or problem reports) in its possession, owned by CLIENT, and documented by CLIENT with a delivery note stating such condition of use to CLIENT within thirty (30) days after such expiry or termination (as the case may be);

8.3.	The CUSTOMER connecting to the Go.ExchangeVS intranet network shall observe and abide by such CUSTOMER premises equipment guidelines as may be agreed between CLIENT and 2GO from time to time. Notwithstanding any warranty or guarantee set forth in this Agreement, in the event abnormal data packets and/or malicious attacks originated from the CUSTOMER premises equipment are detected at the network node connecting Go.ExchangeVS and the CUSTOMER at fault, 2GO shall have the right without penalty to defend, block, disconnect and suspend any or all affected Services provided to the CUSTOMER at fault immediately until the fault is cured and the network is restored to a safe and normal operating condition.

9.	REPRESENTATIONS AND WARRANTIES

9.1.	Each Party represents and warrants that it will perform its responsibilities under this Agreement in a manner that does not infringe or constitute any infringement or misappropriation of any intellectual property of the other Party;

9.2.	Each Party agrees that the performance of Go.ExchangeVS may involve the use by the other Party of premises, facilities, hardware, software and/or other items to be provided by that Party. Each Party warrants that it will take all actions (including obtaining all relevant consents) necessary and consents to all such usage by the other Party and agrees to indemnify the other Party against all claims liabilities, losses, damages and expenses suffered directly or indirectly through such usage save and except to the extent that such claims liabilities, losses, damages and expenses were due to the default or negligence of the other Party;

9.3.	2GO represents and warrants that

9.3.1.	it has and will retain all right, title and authority to enter into this Agreement, to grant the rights and licences granted under this Agreement and to perform all of its obligations under this Agreement;

9.3.2.	it has obtained and will maintain in force all necessary registrations, authorisations, consents and licences to enable it to fulfill its obligations under this Agreement and to permit CLIENT, the Affiliates and the CUSTOMERs to exercise their rights under this Agreement without restriction;

9.3.3.	it fully complies with, and shall continue to fully comply with, all applicable laws, regulations and codes of practice;

9.3.4.	it will carry out its obligations in accordance with this Agreement to the best of its skill and ability and with the skill and care of a qualified developer and provider of services of the same or similar nature to the Services at all times using suitably competent and suitably skilled and experienced personnel in accordance with best industry practice; and

9.3.5.	the 2GO Materials will, or which when used by CLIENT, the Affiliates or the CUSTOMERs or its or their customers will:

9.3.5.1.	not breach any applicable law, regulation or code of practice;

9.3.5.2.	not be libelous, blasphemous, defamatory, pornographic, obscene, offensive or cause injury to or invade the privacy of any person;

9.3.5.3.	not infringe any intellectual property right, moral right or any other right of any person;

9.4.	Each Party acknowledges that in entering into this Agreement, the other Party is relying upon that Party’s warranties set forth in this Agreement being true and accurate.

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10.	INDEMNITY

10.1.	Except in relation to liability for personal injuries, death, property damage, the maximum liability of 2GO to CLIENT in respect of any other loss or damage (including but not limited to loss of business profits or revenue or anticipated savings or use, loss or wasted expenditure and corruption, destruction or loss of data) which may be suffered or incurred or which may arise directly in respect of Direct Services supplied pursuant to this Agreement or in respect of a failure or omission on the part of 2GO to comply with its obligations under this Agreement shall not exceed the one (1) month total of the Service Charges set forth in Schedule B(s) (excluding all 3rd party costs) prior to the date on which such liability arises;

10.2.	CLIENT acknowledges that it has not relied on a representation made by 2GO, which is not stated or referred to in this Agreement;

10.3.	If at any time an allegation of infringement of intellectual property is made, 2GO shall indemnity CLIENT against any claims and liabilities arising thereof, if any, at 2GO’s own expense and election modify Go.ExchangeVS, or modify or replace any item provided as part of Go.ExchangeVS, or provide a functional equivalent, so that Go.ExchangeVS becomes non-infringing, provided that any such replacement, modification or equivalent does not affect the performance or functionality of Go.ExchangeVS.

11.	TERMINATION

11.1.	Termination for Cause.

Unless otherwise specified in this Agreement, either Party may terminate this Agreement if: (i) the other Party breaches any term or condition of this Agreement and, in the case of a remediable breach, fails to remedy within thirty (30) days (or in the case of a failure by CLIENT to pay any overdue Service Charges, fourteen (14) days) after receipt of written notice of same. Termination of this Agreement will not relieve either Party of any liability for breach of this Agreement; (ii) the other Party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; (iii) the other Party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing;

11.2.	Early Termination.

If this Agreement is terminated by CLIENT or by 2GO before its expiry due to a breach or breaches of CLIENT, who fails to rectify or remedy such a breach or breaches within (7) days, CLIENT shall, notwithstanding any other provision to the contrary in this Agreement and as 2GO’s sole and exclusive remedy, be liable to pay within 30 days of termination an early termination fee to 2GO which is equal to 100% of all then Service Charges including 3rd party cost specified in Schedule B(s) and its sub-schedules for the remaining terms.

11.3.	Effect of Termination. Upon the effective date of termination of this Agreement

11.3.1.	Any and all payment obligations due from CLIENT including, but not limited to early termination charges, outstanding balances, MMC and 3rd party costs shall immediately become due;

11.3.2.	Within seven (7) days of such termination, CLIENT shall (i) remove all CLIENT CUSTOMER Equipment and any other CLIENT property, if any, from 2GO IDC and premises upon 2GO request, and (ii) return all rental equipment, if any, to 2GO;

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11.3.3.	Unless otherwise agreed in writing, if CLIENT does not remove CLIENT Equipment and its other property within such seven-day period, 2GO shall have the option to (i) move any and all such property to secure storage and charge CLIENT for the reasonable cost of such removal and storage, and/or (ii) liquidate the property in any reasonable manner;

11.3.4.	2GO shall return CLIENT data, if any, to CLIENT in a computer readable format (i) if this Agreement is terminated for CLIENT’s breach, within seven (7) days after the payment obligation in Clause 11.3.1 being satisfied by CLIENT; or (ii) in any other case except when CLIENT not yet satisfied its payment obligation according to Section 11.3.1, within thirty (30) days of termination;

11.4.	CLIENT CUSTOMER Equipment and Data as Security. In the event that CLIENT fails to pay 2GO all outstanding amounts under this Agreement when due and 2GO’s right to terminate this Agreement under Clause 11.1 has become exercisable, CLIENT agrees that, upon delivery of the fourteen (14) days’ written notice to CLIENT, 2GO may, if CLIENT has not paid the outstanding amounts before the end of the notice period, by written notice to CLIENT (i) suspend all Services and / or terminate this Agreement; and/or (ii) take possession of any of CLIENT’s assets in equivalent value as compensation for the amount owed.

12.	LICENCES, OWNERSHIP AND INTELLECTUAL PROPERTY RIGHTS

12.1.	As per CLIENT subscribed Services set forth in Schedule B and its sub-schedules, if any, 2GO hereby grants to CLIENT and its CUSTOMER a non-transferable and a non-exclusive license to use Go.ExchangeVS and the Services;

12.2.	Ownership of the equipment, software and materials made available by 2GO as part of Go.ExchangeVS and all Intellectual Property Rights therein and in all improvements or enhancements to the equipment, software and materials shall at all times remain the absolute property of 2GO or its licensors;

12.3.	The CUSTOMER shall at all times, use reasonable endeavors to safeguard the equipment, software and materials made available by 2GO as part of Go.ExchangeVS and which are owned by 2GO or its licensors insofar as they are in the possession and control of the CUSTOMER and not do or permit any act which is inconsistent with 2GO’s ownership thereof.

13.	CONFIDENTIALITY

13.1.	Each party undertakes and agrees that unless and until Confidential Information of the other party enters the public domain it will treat and safeguard as strictly private and confidential all the Confidential Information of the other party, and that it shall not disclose, publicize, disseminate or reveal by any means whatsoever such Confidential Information save as to the CUSTOMER;

13.2.	The obligations of the Parties under this Clause 13 shall survive the suspension, expiry, or termination of this Agreement for a term of one (1) year for whatever reason;

13.3.	CLIENT may from time to time impart to 2GO, and 2GO may from time to time obtain or generate, certain Confidential Information of CLIENT and the CUSTOMER and the CUSTOMER’s customers and 2GO hereby agrees that it will use such Confidential Information solely for the purposes of this Agreement and that it shall not disclose, whether directly or indirectly, to any third party such information other than as required to carry out the purpose of this Agreement to which CLIENT’s prior written consent has been obtained. Upon request by CLIENT from time to time, 2GO shall return to CLIENT all such Confidential Information, and all copies thereof and either return to CLIENT or destroy (as directed by CLIENT) all notes or memoranda or other stored information of any kind relating to any such Confidential Information;

13.4.	2GO undertakes to operate, maintain, protect, safeguard, and ensure against any intentional or unintentional leakage of the Confidential Information referred to in Clause 13.3 to any third party;

13.5.	Each Party shall return all Confidential Information (other than any correspondence, user or administrator documentation, invoices, receipts and service or problem reports) in its possession and control and received from the other Party during the term of this Agreement to the other Party upon expiry or termination of this Agreement within thirty (30) days after such expiry or termination (as the case may be);

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13.6.	The foregoing obligations in this Clause 13 shall not apply to any Confidential Information which

13.6.1.	was already in the public domain or which becomes so through no fault of the recipient Party;

13.6.2.	was already known to the recipient Party prior to receipt thereof from the disclosing Party;

13.6.3.	was or is subsequently disclosed to the recipient Party by a third party owing no duty of confidentiality towards the disclosing Party in respect thereof;

13.6.4.	was or is subsequently developed independently by the recipient Party; or

13.6.5.	is required to be disclosed by any applicable law, regulation, code of practice, regulatory authority, court, or the rules of applicable stock exchanges.

14.	FORCE MAJEURE

14.1.	Neither Party shall be liable for any breach of this Agreement to the extent caused by any act of God, fire, flood, earthquake, act of government or state, war, civil commotion, insurrection, embargo, unavailability of raw materials, energy or other supplies, general labor strikes, the failure of any public telecommunications and Internet service provider or any other reason beyond the control of such Party, provided that (i) a Party shall not be absolved from liability in reliance on any act or omission of any subcontractor or service provider unless the subcontractor or service provider is affected by the foregoing events; (ii) the Party affected by such events gives written notice to the other Party as soon as reasonably possible stating the details of the event and the extent of the breach and the omission to give such notice shall forfeit the rights of that Party to claim exemption from liability; and (iii) the Party affected by such event shall remove the cause of the event (or, if it is not possible, adopt alternative measures to circumvent the adverse effect of the event) and resume performance of the affected obligations as soon as possible;

14.2.	The operation of the affected obligations under this Agreement shall be suspended to such extent during the period in which such circumstance continues. For the avoidance of doubt, any charges which would otherwise be payable during such period of suspension shall not be payable and the obligation to continue payment shall only commence after the suspended obligations recommence. If such a delay or failure by a Party to perform its obligations exceeds thirty (30) days, the other Party may immediately terminate this Agreement without penalty on providing notice in writing to the Party affected by the event.

15.	NON-SOLICITATION

15.1.	During the term of this Agreement and for twelve months thereafter the expiration or termination of same, both parties agree it shall not solicit or encourage, either directly or indirectly, any employees of the other party to leave their employment for whatever reasons without prior written consent from the other party.

16.	GOVERNING LAW AND JURISDICTION

16.1.	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. The Parties hereby submit to the non-exclusive jurisdiction of the courts of Hong Kong. In the event that there were conflicts in between the English version of this Agreement versus the Chinese translated copy, the English version shall prevail. The Chinese translated copy is for information and reference only.

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17.	SEVERABILITY

17.1.	If any provision (or part thereof) of this Agreement is held invalid, unenforceable or illegal for any reason, this Agreement shall remain otherwise in full force apart from such provisions (or the relevant parts thereof, as the case may be) which shall be deemed deleted.

18.	ENTIRE AGREEMENT

18.1.	This Agreement including all documents set forth in Section 20 “Addendum and Schedules” constitutes the entire agreement between 2GO and CLIENT as to the subject matter hereof and supersedes all previous communications, representations and arrangements, either written or oral, and CLIENT hereby acknowledges that no reliance is placed on any representation made but not embodied in this Agreement.

19.	NOTICE

Any notice required to be served hereunder shall be sufficiently served on the Party herein if delivered by hand or registered post to its registered office in Hong Kong or left at its premises; or sent by facsimile to the following numbers (or such other number as notified in writing by the recipient Party):

2GO:	2232 0299

CLIENT:	2836 3825

and confirmed by a report of successful transmission generated by the sender’s machine; and confirm with the responsible contact person by phone and e-mail;

and addressed to (i) in the case of 2GO, the Chief Executive Officer (CEO); and (ii) in the case of CLIENT, the Chief Executive Officer (CEO), or to such other person as notified in writing by the recipient Party. A notice sent by registered post by one party to the registered office of the other party shall be deemed delivered at the time when the post is received by any staff, representative or agent of the other party. A notice sent by facsimile or delivered by hand shall be deemed to be received when sent or delivered, provided that if that date is not a Working Day, shall be deemed to be received on the immediately following Working Day.

20.	ADDENDUM & SCHEDULES

The Addendum and Schedules contemplating herein below form an integral part of this Agreement:

20.1	Schedule A0 - Service Level Commitment (General)

20.2	Schedule A1 - Service Level Commitment (D ~ Direct Services)

20.3	Schedule A2 - Service Level Commitment (I ~ Indirect Services)

20.4	Schedule B - Service Charges and Payment Schedule

20.5	Schedule C - Trade Definition

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The Parties acknowledge and confirm that they have read this Agreement, understand it, and agree to be bound by all the terms and conditions stated in it.

SIGNED by Jay LAW, CEO	)
For and on behalf of	)
2GOTRADE LIMITED	)
/authorized signature/	)
)
In the presence of:	)

SIGNED by	)
For and on behalf of	)
ZHONG YANG SECURITIES LIMITED	)
/authorized signature/	)
)
In the presence of:	)

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